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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2003

BUILDING MATERIALS HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-23135 (Commission File Number)	91-1834269 (I.R.S. Employer) Identification Number)
ONE MARKET PLAZA STEUART STREET TOWER, 26TH FLOOR SAN FRANCISCO, CA 94105-1475 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (415) 627-9100

ITEM 9.    REGULATION FD DISCLOSURE

        Building Materials Holding Corporation (Nasdaq: BMHC), a leading provider of construction services and products to professional builders and contractors, has signed a definitive agreement to establish a joint venture construction business that services homebuilding markets in Florida. The new business unit, WBC Construction, LLC, will be owned 60% by BMHC through its subsidiary BMC Construction, Inc., and 40% by Willard Brothers Construction, Inc., a privately held firm based in Fort Lauderdale, Florida, and its owners A. Bruce Willard and Danny L. Willard. The unit will do business as "WBC—A BMC Construction Company" and will be accounted for using the equity method.

        The purchase price of the 60% interest includes cash of $22,700,000 and 70,053 registered shares of BMHC stock valued at closing at $1,000,000. The closing of the transaction is subject to normal closing conditions and is expected to occur shortly.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.
  99.1
  Press Release dated January 14, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated as of January 14, 2003.
BUILDING MATERIALS HOLDING CORPORATION
	By	/s/ ELLIS C. GOEBEL Ellis C. Goebel Senior Vice President—Finance and Treasurer

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  ITEM 9. REGULATION FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES